UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 3, 2004

Distributed Energy Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50453	20-0177690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, CT 06492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 678-2000

Not Applicable

(Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

( c ) Exhibit 99.1 Press Release of Distributed Energy Systems Corp. dated August 3, 2004.

Item 12. Results of Operations and Financial Condition

The information contained in this report and the Exhibit attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

On August 3, 2004, Distributed Energy Systems Corp., issued a press release describing its results of operations for its fiscal quarter and six months ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/S/ John A. Glidden
Name:	John A. Glidden
Title:	Vice President Finance
Date:	August 3, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Distributed Energy Systems Corp. issued on August 3, 2004.